Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-161227) and Form S-8 (No. 333-179307, No. 333-166583, No. 333-163899, No. 033-51791, No. 033-60053, No. 333-22391, No. 333-31903, No. 333-64207, No. 333-90785, No. 333-107839,  No. 333-129395 and No. 333-147994) of Cigna Corporation of our reports dated February 23, 2012, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the adoption of the new accounting guidance for the costs to acquire or renew insurance contracts, and the adoption of the accounting standard related to the presentation of comprehensive income, which is as of August 8, 2012,  relating to the financial statements, the financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 8-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
August 8, 2012.

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